Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to purchase Class A Common Units (the “Units”) of Sun Dental Holdings, LLC, a Florida limited liability company (the “Company”). This Agreement is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of Class A Common Units (the “Units”) as described in the Company’s Offering Circular dated                 , 2015 (the “Offering Circular”), a copy of which has been delivered to Subscriber.

Accordingly, the Subscriber hereby agrees as follows:

1. Subscription for Units.

1.1	The Subscriber hereby irrevocably subscribes for and agrees to accept from the Company that number of Units set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $[ ] per Unit. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Agreement. The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2	The closing of the Subscription of Units hereunder (the “Closing”) shall occur immediately upon: (i) the Company’s receipt of subscriptions from investors for the minimum offering amount set forth in the Offering Circular, (ii) acceptance by the Company of a properly executed Signature Page to this Agreement; and (iii) receipt of all funds for the subscription of Units hereunder.

2. Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for Units, he must, and he does hereby, deliver to the Company:

2.1	One (1) executed counterpart of the Signature Page attached to this Agreement; and

2.2	a check or wire transfer in the amount set forth on the signature page attached to this agreement, representing payment in full for the units desired to be purchased hereunder, made payable to the order of SUN DENTAL HOLDINGS, LLC in accordance with the instructions set forth on Appendix A hereto

3. Representations and Warranties of Subscriber. By executing this Agreement, the Subscriber makes the following representations and warranties to the Company:

3.1	Such Subscriber acknowledges that Subscriber has received or has had access to a copy of the Company’s most recent Form 1-A Offering Statement and the Offering Circular contained therein.

3.2	Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been taken. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.3	If the Subscriber is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

3.4	Either, (a) The aggregate purchase price such Subscriber is paying for the Units does not exceed 10% of the greater of such Subscriber’s annual income or net worth or (b) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. If Subscriber is an “accredited investor” Subscriber has checked the box below indicating the basis on which it is representing its status as an “accredited investor”:

☐	a bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth;

☐	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

☐	an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards.

☐	an individual who is a director or executive officer of the Company.

3.5	If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents and warrants that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Units, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. Subscriber’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

4. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Florida.

5. Execution in Counterparts. This Subscription Agreement may be executed in one or more counterparts and by facsimile or other electronic transmission.

6. Persons Bound. This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

8. Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

9. Joinder. Subscriber hereby agrees that upon acceptance of this Subscription Agreement by the Company Subscriber shall be deemed a Member under the Company’s Second Amended and Restated Operating Agreement and be bound by such agreement.

[SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE

The undersigned, desiring to irrevocably subscribe for the number of Units of Sun Dental Holdings, LLC (the “Company”) as is set forth below, acknowledges that it/he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Units:
Total Dollar Amount of Subscription:

Name:

Tax Identification or Social Security Number

Address

City, State and Zip Code

COMPANY ACCEPTANCE OF SUBCRIPTION

In consideration of and in reliance upon the foregoing, the subscription is hereby accepted this         day of                 , 201    .

SUN DENTAL HOLDINGS, LLC

By:
Name:	Derek Diasti
Title:	CEO